Exhibit 99.1

PRESS RELEASE
www.biotapharma.com
FOR IMMEDIATE RELEASE

BIOTA PHARMACEUTICALS ANNOUNCES RESULTS OF

STRATEGIC AND OPERATIONAL REVIEW

Revised Strategy Shifts Focus to Clinical-Stage Development Programs

ATLANTA, GA – April 15, 2013 — Biota Pharmaceuticals, Inc. (NASDAQ:BOTA) today announced that its Board of Directors has adopted a revised corporate strategy following the recent completion of management’s strategic and operational review of the organization and its various development programs. The implementation of this strategy will shift the Company’s primary focus from early-stage research to clinical-stage development programs that it could independently advance into late-stage development. Immediate actions will include rationalizing the Company’s preclinical programs, a realignment of its operations and resources, and a reduction in its workforce.

Key components of the Company’s strategy include, but are not limited to:

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Continuing to fully support and advance the development of laninamivir octanoate for the treatment of influenza A and B infections in the U.S. market under its existing contract with the U.S. Office of Biomedical Advanced Research and Development Authority (“BARDA”);

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Reducing the number of existing preclinical programs by focusing preclinical activities on developing an oral antiviral for respiratory syncytial virus (“RSV”) and an oral/IV antibiotic targeting GyrB/ParE with activity against gram-negative and multi-drug resistant bacterial pathogens;

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Concluding preclinical activities related to hepatitis C non-nucleoside polymerase inhibitors and antibiotics for gram-positive bacterial infections, while continuing to pursue out-licensing opportunities for these programs;

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Completing the evaluation of various clinical and regulatory pathways over the next several quarters for vapendavir to determine whether to independently continue its late-stage clinical development for the reduction of exacerbations caused by human rhinovirus (HRV) in patients with moderate to severe asthma or chronic obstructive pulmonary disorder (COPD);

●	Pursuing in-licensing, acquisition, co-development, and other similar collaborative clinical-stage development opportunities to better balance its pipeline; and
●	Reducing its cost structure to provide flexibility to deploy additional resources toward clinical-stage development programs.

“We are taking these steps to establish a strong financial and operational foundation from which to leverage our flu franchise and balance our development pipeline with more differentiated, clinical-stage development programs,” stated Russell H. Plumb, President and Chief Executive Officer of Biota Pharmaceuticals, Inc. “This strategy is designed to streamline our portfolio of preclinical programs, conserve capital, and focus our operations on advancing or securing development programs that we believe can best drive shareholder value over the next several years.”

The reduction in the Company’s workforce will be implemented immediately, reducing the number of its employees and contractors by approximately 30% over the next several quarters. The reduction will be concentrated on research and development functions dedicated to drug discovery, but other areas of the organization, including general and administrative positions, will be affected. As a result, the Company anticipates recording a charge of approximately $2.0 million in the fourth quarter of its 2013 fiscal year (the Company’s fiscal year-end is June 30) related to the cost of one-time termination benefits. The Company expects an annual reduction in salaries and benefits of approximately $3.8 million on an ongoing basis.

Based upon the adoption of this corporate strategy, the Company believes that its base burn from operations will decrease substantially in fiscal 2014, and anticipates that its cash, cash equivalents and short-term investments on hand will be approximately $62-$67 million at June 30, 2014. This estimate includes anticipated operating expenses, royalty revenue and revenue under its existing BARDA contract, but excludes the impact of any changes in operating assets and liabilities, costs associated with the potential clinical advancement of vapendavir, as well as any incremental costs associated with in-licensing, acquiring and/or further advancing any new development program. As of December 31, 2012, the Company held $74.1 million in cash and cash equivalents.

 Biota Pharmaceuticals, Inc.   ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009   ♦ Tel: (678) 762-3240

In addition to announcing its revised strategy, the Company also provided the following updates:

●	The Company anticipates initiating a Phase 2 clinical trial of laninamivir octanoate in the second quarter of calendar year 2013 in the Southern Hemisphere;

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Based upon the results of recently completed preclinical IND-enabling toxicological studies, the Company does not intend to advance BTA-C286, its lead RSV fusion inhibitor, into clinical development; however, it expects to continue the preclinical development of several back-up RSV fusion inhibitors in 2014; and

●	The Company has closed its Rockville, Maryland facility and expects to complete the relocation of its U.S. corporate headquarters to Atlanta, Georgia in May, 2013.

About Biota

Biota Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery and development of anti-infective products to prevent and treat a number of serious and potentially life-threatening viral and bacterial infectious diseases. The Company has discovered two generations of neuraminidase inhibitors (NIs) that have been commercialized, the first of which is zanamivir, marketed world-wide as Relenza® by GlaxoSmithKline. The Company’s second generation NIs are referred to as long-acting neuraminidase inhibitors (LANIs), which allow for a once-weekly or single inhaled dose, as compared to five-day, twice-daily dosing associated with first generation inhaled or oral neuraminidase inhibitors. The Company and Daiichi Sankyo Inc. have cross-licensed the world-wide rights to develop and commercialize LANIs, including laninamivir octanoate, which is marketed by Daiichi Sankyo Inc. as Inavir® in Japan.

The Company currently has two Phase 2 clinical-stage product candidates; laninamivir octanoate, which it is developing under an existing contract from BARDA to provide up to $231 million in financial support to complete the clinical development of laninamivir octanoate for the treatment of influenza A and B infections in the U.S. market; and vapendavir, a potent, oral broad-spectrum capsid inhibitor of HRV in development for the reduction of exacerbations in patients with asthma or COPD. In addition to these clinical-stage programs, the Company has preclinical programs focused on developing treatments for RSV as well as gram-negative and multi-drug resistant bacterial infections. For additional information about the Company, please visit www.biotapharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties. All statements, other than historical facts, including statements regarding the Company’s plans to: continue to fully support and advance the clinical development of laninamivir octanoate, including the anticipated initiation of a Phase 2 clinical trial in the second quarter of 2013; the plan to shift the Company’s focus from early-stage research to clinical-stage development programs, including rationalizing the number of preclinical programs the Company plans to support and the anticipated therapeutic focus of those programs; pursue in-licensing, acquisition, co-development or other similar collaboration opportunities to better balance its pipeline with clinical-stage development programs; the timing and plans to complete clinical and regulatory evaluations and make a determination on whether to independently advance the clinical development of vapendavir; conclude ongoing activities related to its preclinical gram-positive antibiotic and hepatitis C non-nucleoside polymerase inhibitor programs and continue to seek to out-license these programs; conserve capital by reducing the Company’s cost structure, and the estimated amount of these savings; and the estimated cash, cash equivalents and short-term investments on hand at June 30, 2014 are forward looking statements. Various important factors could cause actual results, performance, events or achievements to materially differ from those expressed or implied by the forward-looking statements, including: BARDA not terminating or significantly amending the Company’s existing contract to develop laninamivir octanoate for the U.S. market; the Company, BARDA, the FDA, a data safety monitoring board, or an institutional review board, delaying, limiting, suspending or terminating the clinical development of laninamivir octanoate at any time for a lack of safety, tolerability, anti-viral activity, commercial viability, regulatory or manufacturing issues, or any other reason whatsoever; the Company’s ability to comply with extensive government regulations in various countries and regions in which it expects to conduct its clinical trials; the Company’s ability to secure, manage and retain qualified third-party clinical research, preclinical research, data management and contract manufacturing organizations upon which it relies on to assist in the design, development and implementation of the clinical development of its product candidates, including laninamivir octanoate; the Company’s ability to identify, compete for and obtain additional clinical-stage development programs through licensing, acquisition, collaboration agreements or other similar opportunities; royalty revenues the Company receives in fiscal 2014 not materially decreasing from current levels; future changes in the Company’s strategy and the implementation of those changes; the Company’s ability to successfully manage its expenses, operating results and financial position in line with its plans and expectations; and other cautionary statements contained elsewhere in this press release or in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012, as filed with the Securities and Exchange Commission; There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly, unless it has an obligation under U.S. Federal securities laws to do so.

 Biota Pharmaceuticals, Inc.   ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009   ♦ Tel: (678) 762-3240

Biota is a registered trademark of Biota Holdings Limited. RelenzaTM is a trademark of GlaxoSmithKline plc, and Inavir® is a registered trademark of Daiichi Sankyo Company, Ltd.

Contacts:

Russell H. Plumb	Hershel Berry	Tim Duncan
Chief Executive Officer	Blueprint Life Science Group	Hintons
(678) 762-3240	(415) 375-3340	+61 408 441 122
r.plumb@biotapharma.com	hberry@bplifescience.com	tduncan@hintons.com.au